SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: December 18, 1997
(Date of earliest event reported)

Commission File No. 333-40467

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of October 1, 1997, relating to the DiTech Home Loan Owner Trust 1997-1, Home Loan Asset Backed Notes, Series 1997-1)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


        Delaware                                          06-1204982
--------------------------------------------------------------------------------
(State of Incorporation)                               (I.R.S. Employer
                                                        Identification No.)

1285 Avenue of the Americas
New York, New York                                              10019
--------------------------------------------------------------------------------
Address of principal executive offices                        (Zip Code)



                                     (212) 713-2000
--------------------------------------------------------------------------------
                       Registrant's Telephone Number, including area code



--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events

     On December 18, 1997 DiTech Funding Home Loan Owner Trust 1997-1 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to Section
2.06 of the Sale and Servicing Agreement, dated as of October 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), DiTech Funding Corporation (the "Transferor"), and The Bank of New York ("BNY"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of December 17, 1997 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of November 30, 1997 (the "Cut-Off Date").

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits

                   (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                          Description
-----------                                          -----------

         99                                          Description of the Loans

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PAINEWEBBER MORTGAGE
                                            ACCEPTANCE CORPORATION IV


January 16, 1998

                                            By: /s/ Joseph Piscina
                                                ------------------
                                                 Joseph Piscina
                                                 Director

                                INDEX TO EXHIBITS


                                                                 Paper (P) or
Exhibit No.                         Description                  Electronic(E)
-----------                         -----------                  -------------

 99                                 Description of the Loans           E